UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2010

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)    (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Senior Vice President and Chief Financial Officer

On May 3, 2010, Kenneth Luk entered into an agreement with UTStarcom, Inc. (the “Company”) pursuant to which he is resigning as Senior Vice President and Chief Financial Officer of the Company, effective as of the day immediately following the filing by the Company of its Quarterly Report on Form 10-Q for the fiscal quarter ended on March 31, 2010 (the “Termination Date”).

In connection with Mr. Luk’s departure, the Compensation Committee of the Board approved a package to Mr. Luk which included:  (i) a lump sum cash payment in the amount of $91,500 plus the pro rated amount of his salary for the period between the Termination Date and June 17, 2010, less applicable withholding; (ii) acceleration of vesting of a total of 50,000 shares of restricted stock granted to Mr. Luk pursuant to the terms of the offer letter entered into between Mr. Luk and the Company on November 15, 2010, the material terms of which were previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2009 and a copy of which was filed as Exhibit 10.1 thereto; and (iii) the Company will waive the repayment of the sign-on bonus of RMB 340,800 paid to Mr. Luk pursuant to his offer letter.

Appointment of Senior Vice President and Chief Financial Officer

On May 4, 2010, the Company announced that Edmond Cheng, age 48, joined the Company as its new Senior Vice President and Chief Financial Officer.  Mr. Cheng’s appointment is effective as of May 10, 2010.  On May 4, 2010, the Company issued a press release entitled “UTStarcom Appoints New Chief Financial Officer,” a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Immediately prior to joining UTStarcom, Mr. Cheng served as Chief Financial Officer of Changsha Zoomlion — Science & Technology Development Company, Ltd., a public company listed in the People’s Republic China, from January 2009 to April 2010.  From January 2007 to August 2008, Mr. Cheng served as Group Chief Financial Officer at PSA International PTE LTD.  From April 2005 to May 2006, Mr. Cheng served as Chief Financial Officer of Titan Petrochemicals Group Limited, a Hong Kong listed company.  From November 2000 to March 2005, he served as Vice President and Chief Financial Officer at Ingram Micro, Inc., a NYSE listed company.  Prior to joining Ingram Micro, Mr. Cheng served as Vice President, Finance and Administration at Mallinckrodt Medical, Inc., a NYSE listed company, from January 1999 to October 2000.  From October 1994 to December 1998, he served as director of Finance, ASEAN and South Asia at Hewlett-Packard Company.  Prior to moving to Singapore in 1994, he spent 10 years in the US and held various finance positions at several companies including GTE Corporation, Compaq Computer Corporation and Applied Materials.  Mr. Cheng holds a master’s degree in Accounting and a bachelor’s degree in Business Administration from University of Hawaii at Manoa.

The Company entered into an offer letter with Mr. Cheng (the “Offer Letter”), pursuant to which he was offered the position of the Senior Vice President and Chief Financial Officer of the Company.  The Offer Letter provides that Mr. Cheng shall, upon commencement of employment with the Company, receive (i) an annual salary of US$380,000, (ii) a signing bonus of US$50,000, (iii) an annual performance bonus of 70% of his annual salary, based upon the achievement of the Company’s and his individual performance objectives (100% of annual performance bonus in 2010 is guaranteed), (iv) upon approval of the Compensation Committee of the Board, (a) a restricted stock award of 200,000 shares and (b) 100,000 restricted stock units, both of which vest over a four (4) year period, subject to his continuing to provide services to the Company through each applicable vesting date, (v) educational assistance of up to US$125,000 to pursue an Executive MBA program during his employment with the Company, (vi) financial planning services reimbursement of up to US$5,000 per year, and (vii) certain additional expatriate benefits.  The expatriate benefits include (i) housing allowance of US$4,000 per month, (ii) relocation assistance of up to $15,000, (iii) one round-trip business class airfare per year for his immediate family of five to their home country, (iv) annual educational reimbursement of up to US$15,000 per child for a maximum of two (2) children, (v) repatriation reimbursement of up to US$15,000, (vi) tax equalization payments, (vii) automobile and driver assistance, and (viii) coverage for his immediate family of five under the Company’s medical, dental and vision plans.  In addition, the Company will recommend to the Compensation Committee of the Board that Mr. Cheng receive (i) in January 2011, an additional restricted stock award of 100,000 shares and (ii) in January 2012, an additional restricted stock award of 100,000 shares, both of which vest over a four (4) year period, subject to his continuing to provide services to the Company through each applicable vesting date.

Additionally, pursuant to the terms of the Offer Letter, Mr. Cheng is covered by the Company’s Executive Involuntary Termination Severance Pay Plan (the “Executive Plan”).  The Executive Plan provides that if the Company (or any parent or subsidiary of the Company) terminates the employment of an employee covered by the Executive Plan (a “Covered Employee”) for other than cause, death or disability, or a Covered Employee terminates his or her employment with the Company for good reason, the Covered Employee shall receive the following severance benefits: (i) a lump sum cash payment equal to one (1) year of base pay plus one hundred (100%) of the Covered Employee’s target bonus for the year of termination, (ii) an amount equal to twelve (12) months of the premiums for continuation coverage under COBRA of each Covered Employee and eligible dependents under the Company’s medical, dental and vision plans at the same level of coverage in effect on the date of termination, (iii) the Covered Employee shall fully vest in and, if applicable, have the right to exercise, all of his or her outstanding and unvested equity compensation awards, and (iv) all such equity awards (including awards that vest as a result of the Executive Plan) shall be exercisable until the earliest of (a) twelve (12) months from the Covered Employee’s date of termination, (b) the latest date the equity award could have expired by its original terms under any circumstances, (c) the tenth (10th) anniversary of the original date of grant of the equity award, or (d) the date provided for under the equity plan under which the award was granted.

The foregoing summary of the agreement between Mr. Luk and the Company, the Offer Letter and the Executive Plan is not a complete description of the terms of such documents and is qualified by reference to the full text of such documents.  The Offer Letter is attached hereto as Exhibit 10.1 and is incorporated by reference herein.  Mr. Luk’s agreement with the Company is attached hereto as Exhibit 10.2 and is incorporated by reference herein.  The Executive Plan is filed as Exhibit 10.2 to our Quarterly Report on Form 10-Q for the fiscal quarter ended on March 31, 2009 and also incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

(d)               Exhibits

Exhibit Number	Description
10.1	Offer Letter to Edmond Cheng dated April 26, 2010
10.2	Agreement between Kenneth Luk and UTStarcom, Inc. dated May 3, 2010
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: May 4, 2010	By:	/s/ PETER BLACKMORE
	Name:	Peter Blackmore
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Offer Letter to Edmond Cheng dated April 26, 2010
10.2	Agreement between Kenneth Luk and UTStarcom, Inc. dated May 3, 2010
99.1	Press Release